                                                                     EXHIBIT 4.5

             1996 STAAR SURGICAL COMPANY NON-QUALIFIED STOCK PLAN


     STAAR Surgical Company, a corporation organized under the laws of the State of Delaware, hereby adopts this 1996 STAAR Surgical Company Non-Qualified Stock Plan.


                                PURPOSE OF PLAN
                                ---------------

     WHEREAS, the purpose of this 1996 STAAR Surgical Company Non-Qualified Stock Plan is to advance the interests of the STAAR Surgical Company by helping STAAR Surgical Company to obtain and retain the services of qualified individuals from whose judgment, initiative, efforts and services STAAR Surgical Company will benefit, by providing those persons with the opportunity to become owners of capital stock of STAAR Surgical Company.

     NOW, THEREFORE, the Board of Directors has adopted the terms and conditions of that certain 1996 Staar Surgical Company Executive Non-qualified Stock Option Plan, as follows:


                         TERMS AND CONDITIONS OF PLAN
                         ----------------------------

    1.  DEFINITIONS.
        -----------

          Set forth below are definitions of capitalized terms which are generally used throughout this Plan, or references to the provisions containing such definitions (Capitalized terms used only in a specific Section are defined in such Section):

         (a)  AFFILIATE - The term "Affiliate" is defined as any person
              ---------
controlling the Company, controlled by the Company, or under common control with the Company.

         (b)  AWARD(S) - The term "Award(s)" is individually and collectively
              --------
defined as any Option(s) or Award Share(s) granted under this Plan.

         (c)  AWARD SHARES - The term "Award Shares" is defined as shares of
              ------------
Common Stock granted by the Plan Committee in accordance with Section 6 of this
                                                              ---------
Plan.

         (d)  BOARD - The term "Board" is defined as the Board of Directors of
              -----
the Company, as such body may be reconstituted from time to time.

         (e)  COMMON STOCK - The term "Common Stock" is defined as the
              ------ -----
Company's common stock, par value $.001.

         (f)  COMPANY - The term "Company" is defined as STAAR Surgical
              -------
Company, a Delaware corporation.

         (g)  ELIGIBLE PERSON - The term "Eligible Person" means any Person
              ---------------
who, at a particular
time, is an employee to the Company or an Affiliate who provides bona fide services to the Company or the Affiliate, provided, however, no Award hereunder
                                          --------  -------
may be granted to any Person in connection with the provision of any services incident to the raising of capital.

         (h)  FAIR MARKET VALUE - The term "Fair Market Value" means the fair
              -----------------
market value as of the applicable valuation date, of the shares of Common stock which are awarded or are subject to the option, as the case may be, to be valued (the "Subject Shares"), determined in accordance with the following principles:
      ------- ------

              (i) If the Common Stock is traded on a stock exchange on the date in question, then the Fair Market Value of the Subject Shares will be equal to the closing bid price of Common Stock on the principal exchange on which the Common Stock is then trading, or, if Common Stock is not traded on such date, then on the next preceding trading day during which a sale occurs;

              (ii) If the Common Stock is traded over-the-counter on the NASDAQ National Market System on such date, the Fair Market Value of the Subject Shares will equal (1) if the Common Stock is then listed as a National Market Issue under the NASDAQ National Market System, the last sales price; or (2) in all other cases, the mean between the closing representative bid and asked prices for the Common Stock on such date as reported by NASDAQ or such successor quotation system;

              (iii) If the Common Stock is traded over-the-counter on NASDAQ (other than on the NASDAQ National Market System) on the date in question, then the Fair Market Value of the Subject Shares will equal the mean between the closing representative bid and asked price for the Common Stock on such date as reported by NASDAQ;

              (iv) If the Common Stock is not publicly traded on an exchange and is not quoted on the NASDAQ or a successor quotation system, then the Fair Market Value shall be determined by the Board acting in good faith on such basis as it deems appropriate;

              (v) If the Subject Shares are unregistered securities (and thus are considered "restricted stock" within the meaning of Section 144 of the Securities Act), or if the Subject Shares are subject to conditions, risk of forfeiture, or repurchase rights or rights of first refusal which impair its value including, without limitation, those conditions more particularly described in Section 7, then the Fair Market Value of the Subject Shares
                  ---------
     shall be subject to such discount to reflect such impairments to value as the Plan Committee may, in its sole discretion and without obligation to do so, determine to be appropriate; and

              (vi) Anything in Subsections (i) through (v) above to the
                               ---------------         ---
     contrary, under no circumstances shall the Fair Market Value of the Subject Shares be less than its par value.

         (i)  ISSUED SHARES - The term "Issued Shares" is defined as shares of
              -------------
Common Stock issued pursuant to the terms of this Plan (i.e, Option Shares or Award Shares, including Option Shares or Award Shares that may also be deemed Restricted Shares).

         (j)  OPTION - The term "Option" is defined as an option to purchase
              ------
Common Stock granted by the Plan Committee pursuant to the terms of the Plan and, in particular, the terms of Section 5 of the Plan.
                                 ---------

         (k)  OPTION PRICE - The term "Option Price" is defined in Section 5(b)
              ------------                                         ------------
of this Plan.

         (l)  OPTION SHARES - The term "Option Shares" is defined as the shares
              -------------
of Common Stock which an Option entitles the holder thereof to purchase.

         (m)  PERSON - The term "Person" is defined, in its broadest sense, as
              ------
any individual, entity or fiduciary such as, by way of example and not limitation, individual or natural persons, corporations, partnerships (limited or general), joint-ventures, associations, limited liability companies/partnerships, or fiduciary arrangements, such as trusts.

         (n)  PLAN - The term "Plan" is defined as this 1996 STAAR Surgical
              ----
Company Non-Qualified Stock  Plan.

         (o)  PLAN COMMITTEE - The term "Plan Committee" is defined as that
              --------------
Committee appointed by the Board to administer and interpret this Plan as more particularly described in Section 3 of the Plan; provided, however, that the
                          ---------              --------  -------
term Plan Committee will refer to the Board during such times as no Plan Committee is appointed by the Board.

         (p)  RESTRICTED SHARES - The term "Restricted Shares" is defined as
              -----------------
Option Shares or Award Shares, as the case may be, that are subject to restrictions as more particularly set forth in Section 7 of this Plan.
                                               ---------

         (q)  RECIPIENT - The term "Recipient" is defined as any Eligible Person
              ---------
who, at a particular time, receives the grant of an Award.

         (r)  SECURITIES ACT - The term "Securities Act" is defined as the
              --------------
Securities Act of 1933, as amended (references herein to Sections of the Securities Act are intended to refer to Sections of the Securities Act as enacted at the time of the adoption of this Plan by the Board and as subsequently amended, or to any substantially similar successor provisions of the Securities Act resulting from recodification, renumbering or otherwise).

         (s)  TRANSFER - The term "Transfer"  is defined as any transfer or
              --------
alienation of an Award which would directly or indirectly change the legal or beneficial ownership thereof, whether voluntary or by operation of law, or with or without the payment or provision of consideration, including, by way of example and not limitation: (i) the sale, assignment, bequest or gift of the Award; (ii) any transaction that creates or grants an option, warrant, or right to obtain an interest in the Award; (iii) any transaction that creates a form of joint ownership in the Award between the Recipient and one or more other Persons(s); (iv) any Disposition of the Award to a creditor of the Recipient, including the hypothecation, encumbrance or pledge of the Award or any interest therein, or the attachment or imposition of a lien by a creditor of the Recipient on the Award or any interest therein which is not released within thirty (30) days after the imposition thereof; (v) any distribution by a Recipient which is an entity to its stockholders, partners, co-venturers or members, as the case may be; or (vi) any distribution by a Recipient which is a fiduciary, such as a trustee or custodian, to its settlors or beneficiaries.

    2.  TERM OF PLAN.
        ------------

          This Plan shall be effective as of such time and date as this Plan is adopted by the Board, and this Plan shall terminate on the first business day prior to the tenth anniversary of the date this Plan became effective. No grants of Options shall be made under this Plan before the date this Plan becomes effective or after the date this Plan terminates; provided, however,
                                                          --------  -------
that (i) all Awards granted pursuant to this Plan prior to the effective date of this Plan shall not be affected by the termination of this Plan; and (ii) all other provisions of this Plan shall remain in effect until the terms of all outstanding Awards have been satisfied or terminated in accordance with this Plan and the terms of such Awards.

     3.  PLAN ADMINISTRATION.
         -------------------

         (a)  PLAN COMMITTEE.
              --------------

              (i) The Plan shall be administered and interpreted by a committee consisting of two (2) or more members of the Board; provided, however, no
                                                         --------  -------
     member of the Board who may serve as a member of the Plan Committee if such person serves or served as a member of the Plan Committee with respect to any other plan of the Company or its Affiliates, which plan was or is established to comply with the provisions of Rule 16b-3(c)(2)(i) under the Securities and Exchange Act of 1934, as amended (i.e., pertaining to the establishment of so-called "Section 16b-3 Plans"), and, (b) by reason of such person's proposed service as a member of the Plan Committee, such person would not be considered a "disinterested" person within the meaning of said Rule with respect to such other plan.

              (ii) Members of the Plan Committee may resign at any time by delivering written notice to the Board. Vacancies on the Plan Committee shall be filled by the Board. The Plan Committee shall act by a majority of its members in office. The Plan Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the members of the Plan Committee.

              (iii) If the Board, in its discretion, does not appoint a Plan Committee, the Board itself will administer and interpret the Plan and take such other actions as the Plan Committee is authorized to take hereunder; provided that the Board may take such actions hereunder in the same manner as the Board may take other actions under the Certificate of Incorporation and bylaws of the Company generally.

         (b)  ELIGIBILITY OF PLAN COMMITTEE MEMBERS TO RECEIVE AWARDS.  While
              -------------------------------------------------------
serving on the Plan Committee, members of the Plan Committee shall not be eligible for selection as Eligible Persons to whom an Award may be granted under the Plan.

         (c)  POWER TO MAKE AWARDS.  Subject only to the Certificate of
              --------------------
Incorporation of the Company and the express terms and conditions of this Plan, the Plan Committee shall have the full and final authority, in its sole discretion, at any time and from time-to-time, do any of the following:

              (i) Designate the persons or classes of persons eligible to receive Awards from among the Eligible Persons;

              (ii) Grant Awards to such selected Eligible Persons or classes of Eligible Persons in such form and amount as the Plan Committee shall determine;

              (iii) Impose such limitations, restrictions and conditions upon any Award as the Plan Committee shall deem appropriate and necessary, including without limitation the term of Options and any vesting conditions applicable thereto, and any vesting and repurchase conditions described in Sections 5 or 7 placed upon grants of Option Shares or Award Shares;
     ----------    -

              (iv) Interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.

          In determining the recipient, form and amount of Awards, the Plan Committee shall consider any factors deemed relevant, including the various individuals' functions, responsibilities, value of services to the Company, and past and potential contributions to the Company's profitability and sound growth.

         (d)  INTERPRETATION OF PLAN.  The Plan Committee shall, in its sole and
              ----------------------
absolute discretion, interpret and determine the effect of all matters and questions relating to this Plan. The interpretations and determinations of the Plan Committee under the Plan (including without limitation determinations pertaining to the eligibility of Persons to receive Awards; the form, amount and timing of Awards; the methods of payment for Awards; the restrictions and conditions placed upon Awards; and all other terms and provisions of Awards and the certificates or agreements evidencing same) need not be uniform, and may be made by the Plan Committee selectively among Persons who are eligible to receive Awards under the Plan, whether or not such Persons are similarly situated. All actions taken and all interpretations and determinations made under this Plan in good faith by the Plan Committee shall be final and binding upon the Recipient, the Company, and all other interested Persons. No member of the Plan Committee shall be personally liable for any action taken or decision made in good faith relating to this Plan, and all members of the Plan Committee shall be fully protected and indemnified by the Company to the fullest extent permitted under applicable law with respect to any such action, determination, or interpretation.

         (e)  COMPENSATION; ADVISORS.  Members of the Plan Committee shall
              ----------------------
receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Plan Committee in connection with the administration of the Plan shall be borne by the Company. The Plan Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other Persons, at the cost of the Company. The Plan Committee, the Company and its directors shall be entitled to rely upon the advice, opinions, or valuations of any such Persons.

    4.  STOCK POOL.
        ----------

        (a)  MAXIMUM NUMBER OF SHARES AUTHORIZED UNDER PLAN.  Shares of stock
             ----------------------------------------------
which may be issued or granted under the Plan shall be authorized and unissued or treasury shares of Common Stock. The aggregate maximum number of shares of Common Stock which may be issued in exercise of Options or as a grant of Award Shares (as the case may be) shall not exceed five hundred thousand (500,000) shares of Common Stock (the "Stock Pool"); provided, however, that the number of
                             ----- ----    --------  -------
shares available in such stock pool shall be increased by the following:

              (i) Any shares of Common Stock tendered by a Recipient as payment for Option Shares or Award Shares;

              (ii) Any warrants, options or rights to shares of Common Stock surrendered by a Recipient as payment for Option Shares or Award Shares;

              (iii) Any shares of Common Stock previously subject to an Option, which Option for any reason is terminated unexercised or expires; and

              (iv) Any Restricted Shares which are granted as Option Shares or Award Shares, and are subsequently forfeited by the holders thereof.

         (b)  CALCULATING SHARES AVAILABLE FOR AWARDS.  For purposes of
              ---------------------------------------
calculating the maximum number of shares of Common Stock in the Stock Pool which are available may be issued under the Plan, the following rules shall apply:

              (i) When Options are exercised, and when cash is used as full payment for shares issued upon exercise of such Options, all the shares
                                                              ---
     issued (including the shares, if any, withheld for tax withholding requirements) shall be counted;

              (ii) When Options are exercised, and when shares of Common Stock are used as full or partial payment for shares issued upon exercise of such Options, (if permitted by the Plan Committee), only the net shares issued
                                                             ---
     (including the shares, if any, withheld for tax withholding requirements) shall be counted; and

              (iii) When Award Shares are granted and the Plan Committee elects to require payment with respect to such grant, and when shares of Common Stock are used as full or partial payment for the grant of such shares, only the net shares issued (including the shares, if any, withheld for tax
              ---
     withholding requirements) shall be counted.

         (c)  DATE OF AWARD.  The date an Award is granted shall mean the date
              -------------
selected by the Plan Committee as of which the Plan Committee allots a specific number of shares to a Recipient with respect to an Award pursuant to the Plan.

    5.  OPTIONS (TO PURCHASE OPTION SHARES).
        -----------------------------------

         (a)  GRANT.  The Plan Committee may from time to time, and subject to
              -----
the provisions of the Plan and such other terms and conditions as the Plan Committee may prescribe, grant to any Eligible Person one or more options to purchase ("Options"), for cash or shares, the number of shares of Common Stock
           -------
allotted by the Plan Committee; provided, however, no Option shall be granted to
                                --------  -------
any Eligible Person who is a member of the Plan Committee. The grant of an Option shall be evidenced by a written option certificate, executed by the Company and the Recipient, stating the number of shares of Common Stock subject to the Option, and stating all the terms and conditions of such Option.

         (b)  OPTION PRICE.  The purchase price per Option Share deliverable
              ------------
upon the exercise of an Option (the "Option Price") shall be the price as
                                     ------ -----
determined by the Plan Committee; provided, however, the Option Price may not be
                                  --------  -------
less than eighty five percent (85%) of Fair Market Value of the underlying Option Shares as of the date of the grant of the Option.

         (c)  OPTION TERM; EXPIRATION.  The term of each Option shall commence
              -----------------------
at the grant date for an Option, as determined by the Plan Committee, and shall expire on the first business day prior to the tenth anniversary of the date of grant thereof unless an earlier expiration date is expressly provided for in the separate option certificate or another Section of this Plan.

         (d)  EXERCISE DATE.  Each Option shall become exercisable on the date
              -------------
set forth in the separate option certificate. No Option shall be exercisable after the expiration of its applicable term. Subject to the foregoing, each Option shall be exercisable in whole or in part during its applicable term unless expressly provided otherwise in the separate option certificate.

         (e)  VESTING PROVISIONS.  The Plan Committee may, in its sole
              ------------------
discretion, subject Options to be granted to Recipients to such vesting conditions as it deems appropriate, including but not limited to conditions pertaining to continued provision of services to the Company or any Affiliate, or to the attainment of goals; provided, however, in no case shall any Option
                                --------  -------
provide for the vesting of Option Shares over a period of time which exceeds five (5) years from date of grant of the Option, or provide for vesting on a cumulative incremental percentage basis which is less than twenty percent (20%) per year. If no vesting is expressly provided in the separate option certificate, the Option shares shall be deemed fully vested upon the date of grant.

         (f)  MANNER OF EXERCISE AND PAYMENT.  An exercisable Option, or any
              ------------------------------
portion thereof, may be exercised solely by delivery of each and all of the following to the Secretary of the Company at his or her office at the principal executive offices of the Company, prior to the time when such Option (or such portion) becomes expired or is terminated under this Section 5:
                                                     ---------

              (i) Notice in writing signed by the Recipient or other Person then entitled to exercise the Option (or portion thereof) stating that such Option or portion is exercised. Such notice shall comply with the procedures set forth in the separate option certificate which governs the exercise of the applicable Option, and any other applicable rules established by the Plan Committee.

              (ii) Full consideration for the shares with respect to which such Option or portion is being exercised, through one of (or any combination of) the following:

                   (1) Immediately available funds, in U.S. dollars, in cash or by check; and/or

                   (2) If expressly permitted in the separate option certificate, or if otherwise consented to by the Plan Committee in writing:

                        (A) Shares of Common Stock previously owned by the Recipient, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate Option Price of the Option Shares with respect to which the Option or portion is being exercised;

                        (B) The surrender or relinquishment of rights to acquire Common Stock previously owned by the Recipient, with a Fair Market Value on the date of delivery equal to the aggregate Option Price of the Option Shares with respect to which the Option or portion is being exercised; or

                        (C) A full recourse promissory note bearing interest at
               a rate not less than the rate which is required to preclude the imputation of interest under the Internal Revenue Code of 1986, as amended), and payable upon such terms as may be prescribed by the Plan Committee. The Plan Committee may also prescribe the form of such note, and any security to be given for such note. Notwithstanding the foregoing, no Option may be exercised by delivery of a promissory note or by a loan from the Company if such loan or other extension of credit is prohibited by law at the time of exercise of this Option, or does not comply with the provisions of Regulation G promulgated by the Federal Reserve Board with respect to "Margin Stock," if the Company and the Recipient are then subject to such Regulation.

              (iii) Such documents, representations and undertakings as the Plan Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act, or any other federal or state securities laws or regulations. In addition, the Plan Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars.

              (iv) In the event that the Option or portion thereof shall be exercised by any Person(s) other than the Recipient, appropriate proof of the right of such person(s) to exercise the Option or portion thereof.

         (g)  NON-ASSIGNABILITY.  Except as expressly provided in the separate
              -----------------
option certificate, Options may not be Transferred by the Recipient, nor exercised by any Person other than the Recipient, without the prior written consent of the Company, which consent the Company may withhold in its sole and absolute discretion. Any Transfer of an Option or Award made in violation of the terms of this Plan shall be null and void ab initio and of no force and
                                              -- ------
effect.

         (h)  NO STOCKHOLDER RIGHTS.  The Recipient shall not be, nor have any
              ---------------------
of the rights or privileges of, a stockholder of the Company with respect to the Option Shares unless and until all conditions for exercise of the Option and the issuance of certificates for the Option Shares have been satisfied from and after exercise of an Option in compliance with the terms of this Plan. From and after the exercise of an Option in compliance with the terms of this Plan and the applicable option certificate the Recipient shall be a stockholder of the Company with respect to the Option Shares, and shall thereafter be fully entitled to receive dividends as and when declared and paid, and to vote and to exercise all other rights of a stockholder with respect to the Option Shares.

    6.  AWARD SHARES.
        ------------

        (a)  GRANT.  The Plan Committee may from time to time, and subject to
             -----
the provisions of the Plan and such other terms and conditions as the Plan Committee may prescribe, grant to any Eligible Person one or more shares of Common Stock ("Award Shares") allotted by the Plan Committee. The grant of
               ----- ------
Award Shares or grant of the right to receive Award Shares shall be evidenced by a separate written agreement confirming such grant, executed by the Company and the Recipient, stating the number of Award Shares granted, and stating all terms and conditions of the grant.

        (b)  PURCHASE PRICE AND MANNER OF PAYMENT.  The Plan Committee, in its
             ------------------------------------
sole discretion, may grant Award Shares in any of the following instances:

              (i) As a "bonus" or "reward" for services previously rendered and compensated, in which case the recipient of the Award Shares shall not be required to pay any consideration for such

     Award Shares, and the value of such Award Shares shall be the Fair Market Value of such Award Shares on the date of grant;

              (ii) As "compensation" for the previous or future performance of services or attainment of goals, in which case the recipient of the Award Shares shall not be required to pay any consideration for such Award Shares (other than the performance of his services), and the value of such Award Shares received shall be the Fair Market Value of such Award Shares on the date of grant; or

              (iii) In consideration of the payment of a purchase price for such Award Shares in an amount established by the Plan Committee, which amount may not be less than eighty-five percent (85%) of the Fair Market Value of such Award Shares as of the date of grant.

     7.  RESTRICTED SHARES.
         -----------------

         (a)  VESTING CONDITIONS; FORFEITURE OF UNVESTED SHARES.  The Plan
              -------------------------------------------------
Committee may subject or condition the grant of Issued Shares (hereinafter referred to as "Restricted Shares") to such vesting conditions, including but
                ---------- ------
not limited to the continued provision of services or attainment of goals subsequent to the date of such grant as the Plan Committee, in its sole discretion, may deem appropriate. In the event the Recipient does not satisfy such vesting conditions, the Company may require the Recipient, subject to the payment terms of Section 7(b), to forfeit such unvested Restricted Shares. All
                 ------------
vesting conditions imposed on the grant of Restricted Shares, including payment terms complying with Section 7(b), shall be set forth in a separate written
                     ------------
restricted stock agreement, executed by the Company and the Recipient on or before the time of the grant of such Restricted Shares, stating the number of Restricted Shares subject to such conditions, and further specifying the vesting conditions. If no vesting conditions are expressly provided in a separate restricted stock agreement, the Issued Shares shall not be deemed to be Restricted Shares, and will not be required to be forfeited. Any grant of Restricted Shares shall be subject to the following limitations:

              (i) In no case shall the vesting conditions require continued provision of services, subsequent to the grant of Restricted Shares for a period of time in excess of five (5) years from the date of grant, or provide for cumulative percentage vesting which is less than twenty percent (20%) per year;

              (ii) In no case shall the Recipient be required to forfeit any previously vested Restricted Shares; and

              (iii) In the event of a forfeiture of any unvested Restricted Shares, the Company shall pay to the Recipient with respect to all of such unvested Restricted Shares an amount equal to the original purchase price, if any, previously paid by the Recipient for such unvested Restricted Shares.

         (b)  REPURCHASE PRICE FOR FORFEITED RESTRICTED SHARES.  If (i) a
              ------------------------------------------------
Recipient does not satisfy vesting conditions placed upon Restricted Shares, and
(ii) the Company exercises its right to require the Recipient to forfeit such unvested Restricted Shares, then the Company shall be required to pay the Recipient an amount not less than:

              (i) The higher of the original purchase price for such Restricted Shares or the Fair Market Value of such Restricted Shares on the date of
            --
     the event triggering such repurchase rights; or

              (ii) The original purchase price for such vested Restricted Shares; provided, however, that the right to repurchase in favor of the
             --------  -------
     Company must lapse at the rate of at least twenty percent (20%) per year over five (5) years from the date of grant of the Restricted Shares.

          The payments to be made by the Company to a Recipient for forfeited Restricted Shares pursuant to Subsection (ii) may only be in the form of cash or
                              ---------------
cancellation of purchase money indebtedness previously incurred for the purchase of said Restricted Shares (if any), and must be paid no later than ninety (90) days after the date of forfeiture.

         (c)  RESTRICTIVE LEGEND.  Until such time as all conditions placed upon
              ------------------
Restricted Shares lapse, the Plan Committee may place a restrictive legend on the share certificate representing such Restricted Shares which evidences said restrictions, in such form and subject to such stop instructions as the Plan Committee shall deem appropriate. The conditions shall apply to any new, additional or different securities the Recipient may become entitled to receive with respect to such Restricted Shares, whether by virtue of a stock split or stock dividend, or any other change in the corporate or capital structure of the Company. The Plan Committee shall also have the right, should it elect to do so, to require the Recipient to deposit the share certificate(s) for the Restricted Shares with the Company or its agent, endorsed in blank or accompanied by a duly executed irrevocable stock power or other instrument of transfer, until such time as the conditions are met or lapse. The Company shall remove the legend with respect to any Restricted Shares which become vested.

         (d)  STOCKHOLDER RIGHTS.  Notwithstanding the terms of this Section 7,
              ------------------                                     ---------
the Recipient of Restricted Shares shall have all rights or privileges of a stockholder of the Company with respect to the Restricted Shares (with the exception of Subsections (c) and (e) hereof) and, shall be fully entitled to
             -----------------------
receive dividends as and when declared and paid, (if any are declared and paid), and to vote and to exercise all other rights of a stockholder with respect to the Restricted Shares.

         (e)  NON-ASSIGNABILITY.  Except as expressly provided in the restricted
              -----------------
stock agreement, unvested Restricted Shares may not be Transferred by the Recipient without the prior written consent of the Company, which consent the Company may withhold in its sole and absolute discretion. Any putative Transfer in violation of the terms of this Plan shall be null and void ab initio and of
                                                              -- ------
no force and effect.

    8.  REGISTRATION OF ISSUED SHARES.
        ------------------------------

        (a)  REGISTRATION OR EXEMPTION FROM REGISTRATION.  Unless expressly
             --------------------------------------------
stipulated in the separate option certificate or agreement, the Company shall not be required at any time to register the Issued Shares under the Securities Act (including without limitation any primary or secondary offering, or pursuant to Form S-8), or to register or qualify the Issued Shares under the securities laws of any state or territory (including without limitation as to Section 25110 of the California Securities Act).

        In the event the Company is not required to register or qualify the Issued Shares, the Issued Shares shall be issued in reliance upon such exemptions from registration or qualification under federal and state securities laws, as the case may be, as the Company and its legal counsel, in their reasonable discretion, shall determine, including without limitation:

              (i) In the case of federal securities laws, any of the following, if available: Section 3(b) of the Securities Act for limited offerings, and Rules 504 and/or 505 of Regulation D promulgated thereto; and/or Section 4(2) of the Securities Act for private offerings and Rule 506 of Regulation D promulgated thereunder; and

              (ii) In the case of California securities laws, Section 25102(f) of the California Securities Act of 1968, as amended; or, if the Recipient is then a resident of and/or domiciled within another state, the requirements of any applicable exemptions from registration or qualification afforded by the securities laws of such state.

          If requested by the Company, the Recipient shall provide such further representations or documents as the Company or its legal counsel, in their reasonable discretion, deem necessary or advisable in order to effect compliance with the conditions of any of the aforesaid exemptions from federal or state registration or qualification upon which it has elected to rely, or with all applicable rules and regulations of any applicable securities exchanges. If required by the Company, the Recipient shall provide a letter from a purchaser representative with credentials reasonably acceptable to the Company to the effect that such purchaser representative has reviewed the Recipient's proposed investment in the Issued Shares and has determined that an investment in the Issued Shares: (A) is appropriate in light of the Recipient's financial circumstances; (B) that the purchaser representative and, if applicable, the Recipient, have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Issued Shares; and (C) that the purchaser representative (and, if applicable, the Recipient), have such business or financial experience that they can be reasonably assumed to have the capacity to protect the Recipient's interests in connection with the purchase of the Issued Shares.

          In the event the Company is unable to obtain, without undue burden or expense, such consents or approvals as may be required from any applicable regulatory authority, or which may be deemed reasonably necessary or advisable by legal counsel for the Company with respect to the applicable exemptions from federal or state registration or qualification, the Company shall have no obligation under this Agreement to issue or sell the Issued Shares until such time as such consents or approvals may be reasonably obtained without undue burden or expense. The Company shall be have no liability with respect to its ability or inability to obtain compliance with the requirements of any exemption, registration or qualification under either federal or state securities law, issue or sell the Issued Shares.

         (b)  LEGEND.  In the event the Company delivers shares pursuant to one
              ------
or more exemptions under applicable securities laws, the Company reserves the right to place the following legend (or such other legend as its deems necessary) on the share or option certificate(s) to comply with any federal, state and/or territory securities laws, or to comply with any exemption from registration or qualification thereunder which is being relied upon by the Company.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN (1) REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION AFFORDED BY SUCH ACT, OR (2) REGISTERED OR QUALIFIED, AS THE CASE MAY BE, UNDER THE SECURITIES LAWS OF THE UNITED STATES OR ANY STATE OR TERRITORY OF THE UNITED STATES WHICH MAY BE APPLICABLE INCLUDING, WITHOUT LIMITATION, THE CALIFORNIA SECURITIES ACT OF 1968, AS AMENDED, IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION OR QUALIFICATION, AFFORDED BY SUCH STATE OR TERRITORIAL SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR THE HOLDER'S OWN ACCOUNT FOR INVESTMENT PURPOSES AND NOT WITH A VIEW FOR RESALE OR

          DISTRIBUTION.  THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS
          (A) THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS WELL AS UNDER THE SECURITIES LAWS OF ANY STATE OR TERRITORY OF THE UNITED STATES AS MAY THEN BE APPLICABLE, OR (B) THE TRANSFER AGENT (OR THE COMPANY IF THEN ACTING AS ITS TRANSFER AGENT) IS PRESENTED WITH EITHER A WRITTEN OPINION SATISFACTORY TO COUNSEL FOR THE COMPANY OR A NO-ACTION OR INTERPRETIVE LETTER FROM THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION AND ANY APPLICABLE STATE OR TERRITORIAL SECURITIES REGULATORY AGENCY TO THE EFFECT THAT SUCH REGISTRATION OR QUALIFICATION, AS THE CASE MAY BE, IS NOT REQUIRED UNDER THE CIRCUMSTANCES OF SUCH SALE OR TRANSFER.

    9.  ADJUSTMENTS.
        -----------

        (a)   SUBDIVISION OR STOCK DIVIDEND.  If outstanding shares of Common
              -----------------------------
Stock shall be subdivided into a greater number of shares by reason of recapitalization or reclassification the, (i) the number of shares of Common Stock, if any, available for issuance in the Stock Pool shall be proportionately increased, and (ii) the Option Price of any outstanding Options in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately decreased. Conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares, the number of shares of Common Stock, if any, available for issuance in the Stock Pool to be purchased shall be proportionately reduced; (iii) and the Option Price of any outstanding Option in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately decreased.

        (b)   ADJUSTMENT TO OPTION PRICE.  When any adjustment is required to be
              --------------------------
made in the Option Price, the number of shares purchasable upon the exercise of any outstanding Option shall be adjusted to that number of shares determined by:
(i) multiplying an amount equal to the number of shares to be purchased upon the exercise of the Option immediately prior to such adjustment, by the Option Price in effect immediately prior to such adjustment, and then (ii) dividing that product by the Option Price in effect immediately after such adjustment. Notwithstanding the foregoing, no fractional shares shall be issued, and any fractional shares resulting from computations pursuant to this Section 10 shall
                                                               ----------
be eliminated from the Option.

        (c)   CAPITAL REORGANIZATION OR RECLASSIFICATION; CONSOLIDATION OR
              ------------------------------------------------------------
MERGER.  In case of any capital reorganization or any reclassification of Common
------
Stock (other than a recapitalization described in Section 10(a); or the
                                                  -------------
consolidation, merger, combination or exchange of shares with another entity; or the divisive reorganization of the Company, the Recipient shall thereafter be entitled upon exercise of the Option to purchase the kind and number of shares of stock or other securities or property of the Company (or its successor(s)) which such Option would entitle the Recipient to purchase from the Company immediately prior to such event. In every such case, the Company may appropriately adjust the number of shares of Common Stock in the Stock Pool which may be issued under the Plan, the number of shares of Common Stock subject to Options previously granted under the Plan, the Option Price of Options previously granted under the Plan, and any and all other matters deemed appropriate by the Plan Committee.

         (d)  ADJUSTMENTS DETERMINED IN SOLE DISCRETION OF BOARD.  To the extent
              --------------------------------------------------
that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Plan Committee, whose determination in that respect shall be final, binding and conclusive.

         (e)  NO OTHER RIGHTS TO RECIPIENT.  Except as expressly provided in
              ----------------------------
this Section 10: (i) the Recipient shall have no rights by reason of any
     ----------
subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class; and (ii) the dissolution, liquidation, merger, consolidation or divisive reorganization or sale of assets or stock to another corporation, or any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or the Option Price for, the shares. The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of in capital or business structure; or to merge, consolidate, dissolve or liquidate; or to sell or transfer all or any part of its business or assets.

    10.  PERFORMANCE ON BUSINESS DAY.
         ---------------------------

          In the event the date on which a party to this Plan is required to take any action under the terms of this Plan is not a business day, the action shall, unless otherwise provided herein, be deemed to be required to be taken on the next succeeding business day.

    11.  EMPLOYMENT STATUS.
         -----------------

          In no event shall the granting of an Award be construed as granting a continued right of employment to any Recipient or to affect any right which the Company may have to terminate the employment of such Person, at any time, with or without cause, subject to the terms of a written agreement executed by such Person and the Company.

    12.  NON-LIABILITY FOR DEBTS.
         -----------------------

          No Options granted hereunder, or unvested Restricted Shares granted hereunder, or any part thereof, shall be subject to the debts, contracts, or liabilities of a Recipient or such Recipient's successors in interest; or shall be subject to disposition by Transfer, alienation, or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment, or any other legal or equitable proceeding (including bankruptcy), and any such attempted disposition thereof shall be null and void ab initio and of no further force and effect.
                       -- ------

    13.   AMENDMENT AND DISCONTINUATION OF PLAN; MODIFICATION OF AWARDS.
          -------------------------------------------------------------

          (a)  AMENDMENT, MODIFICATION OR TERMINATION OF PLAN.  The Board may
               ----------------------------------------------
amend the Plan or suspend or discontinue the Plan at any time or from time-to-time; provided, however no such action may adversely alter or impair any Award
      --------  -------
previously granted under this Plan without the written consent of each Recipient affected thereby.

          (b)   MODIFICATION OF TERMS OF OUTSTANDING OPTIONS.  Subject to the
                --------------------------------------------
terms and conditions of this Plan, the Plan Committee may modify, extend or renew outstanding Options granted under this Plan, (including vesting conditions), or accept the surrender of outstanding Options (to the extent not exercised), and authorize the granting of new Options in substitution therefor. Notwithstanding the foregoing, no modification of any outstanding Option may, without the written consent of the Recipient affected thereby, adversely alter or impair such Recipient's rights under such Option.

         (c)  MODIFICATION OF RESTRICTED SHARE VESTING CONDITIONS.  Subject to
              ---------------------------------------------------
the terms and conditions of this Plan, including vesting conditions, the Plan Committee may modify the conditions placed upon the grant of any Restricted Shares; provided, however, no modification of any conditions placed upon
        --------  -------
Restricted Shares may, without the written consent of the Recipient thereof, adversely alter or impair such Recipient's rights with respect to such Restricted Shares.

         (d)  COMPLIANCE WITH LAWS.  The Plan Committee may at any time or from
              --------------------
time-to-time, without receiving further consideration from any Person who may become entitled to receive or who has received the grant of an Award hereunder, modify or amend Awards granted under this Plan as required to: (i) comport with changes in securities, tax or other laws or rules, regulations or regulatory interpretations applicable to this Plan or to Awards hereunder, or to comply with stock exchange rules or requirements, and/or (ii) ensure that this Plan is and remains exempt from the application of any participation, vesting, benefit accrual, funding, fiduciary, reporting, disclosure, administration or enforcement requirement of either the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the corresponding provisions of the

Internal Revenue Code of 1986, as amended (Subchapter D of Title A, Chapter 1 of the Code, encompassing Sections 400 to 420 of the Code). Notwithstanding the
                       ------------    ---
foregoing, no such modification may, without the consent of the holder thereof, adversely alter or impair a Person's rights with respect to such Awards.

     1.  WITHHOLDING TAXES.
         -----------------

         As a condition of the grant of any Award and/or the exercise of any Option, the Company shall have the right to require the Recipient to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements incident to such grant or exercise. Notwithstanding the foregoing, whenever the Company is delivering any shares of Common Stock the Company may, in its sole discretion, but without obligation to do so, deliver such shares of Common Stock net of the number of shares sufficient to satisfy any withholding tax requirements incident to such issuance. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred by the Company.

                                 * * * * *

     The undersigned hereby certifies that the foregoing 1996 STAAR Surgical Company Non-Qualified Stock Plan was duly adopted effective as of the sixth day of May, 1996, by the Board of Directors of STAAR Surgical Company.


                                    /s/ William C. Huddleston
                                    ------------------------------------
                                    William C. Huddleston, Secretary